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                                                                     EXHIBIT 4.1


[Seal]

                               The State of Texas

                               Secretary of State


                          CERTIFICATE OF INCORPORATION

                                       OF

                        JERSEY VILLAGE BANCSHARES, INC.
                             CHARTER NUMBER 533200


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED AND VERIFIED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN HIM BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.





DATED SEP. 23, 1980




[Seal]                                         \S\    G.W. STRAKE,JR.
                                        ---------------------------------------
                                                  Secretary of State
                                                        PRL







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                                                      Filed in the Office of the
                                                     Secretary of State of Texas

                                                              SEP 23 1980

                                                                Clerk II
                                                          Corporations Section

                           ARTICLES OF INCORPORATION
                                       OF
                        JERSEY VILLAGE BANCSHARES, INC.

         The undersigned, a natural person of the age of eighteen (18) years or more and a citizen of the State of Texas, acting as the sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of Incorporation:

                                   ARTICLE 1.

         The name of the Corporation is JERSEY VILLAGE BANCSHARES, INC.

                                   ARTICLE 2.

         The period of duration of the Corporation is perpetual.

                                   ARTICLE 3.

         The purpose for which the Corporation is organized is to engage in any or all lawful acts, activities or businesses for which a corporation may be organized under the Texas Business Corporation Act.

                                   ARTICLE 4.

         The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 2,000,000 shares, divided into the following: (i) 1,000,000 shares of Cumulative Preferred Stock, of the par value of $1.00 per share (Preferred Stock); and (ii) 1,000,000 shares of Common Stock, of the par value of $1.00 per share (Common Stock).

         A description of the respective classes of stock and a statement of the designations, preferences, limitations and relative rights of said respective classes of stock are as follows:


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